UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered:
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ___________ (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.         Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement on Form 8-A filed by Oshkosh Corporation (the “Company”) with the Securities and Exchange Commission on October 26, 2012 is incorporated herein by reference and is hereby amended and supplemented by adding the following:

On January 4, 2013, the Board of Directors of the Company approved and the Company entered into the first amendment (the “Amendment”) to the Rights Agreement, dated as of October 25, 2012 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent.

The Amendment accelerated the expiration date of the rights issued pursuant to the Rights Agreement from October 25, 2013 to January 7, 2013.  Accordingly, as of 5:00 p.m. New York, New York time on January 7, 2013, the rights issued under the Rights Agreement expired and were no longer outstanding and the Rights Agreement terminated as of that time.

*          *          *          *

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2013, and to the Rights Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2012, each of which is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit 4.1

Rights Agreement between Oshkosh Corporation and Computershare Trust Company, N.A., as Rights Agent, including Terms of the Series 2A Junior Participating Preferred Stock as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto and the form of Summary of Rights as Exhibit C thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 26, 2012).

Exhibit 4.2

Amendment No. 1 to Rights Agreement, dated as of January 4, 2013, between Oshkosh Corporation and Computershare Trust Company, N.A., Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OSHKOSH CORPORATION

Date: January 7, 2013	By:	/s/ Bryan J. Blankfield
		Name:	Bryan J. Blankfield
		Title:	Executive Vice President, General
Counsel and Secretary

OSHKOSH CORPORATION

Exhibit Index to Amendment No. 1 to

Registration Statement on Form 8-A

Exhibit Number

Exhibit 4.1

Rights Agreement between Oshkosh Corporation and Computershare Trust Company, N.A., as Rights Agent, including Terms of the Series 2A Junior Participating Preferred Stock as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto and the form of Summary of Rights as Exhibit C thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 26, 2012).

Exhibit 4.2

Amendment No. 1 to Rights Agreement, dated as of January 4, 2013, between Oshkosh Corporation and Computershare Trust Company, N.A., Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2013).